EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of Data Systems & Software Inc. (Forms S-8 Nos. 33-88442, 33-99196, 33-94974,
333-65799 and 333-36159) of our report dated March 29, 2000 relating to the consolidated financial statements of Data Systems & Software Inc., appearing in the Annual Report on Form 10-K of Data Systems & Software Inc. for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP

New York, New York
March 27, 2001